Exhibit 21


                   Subsidiaries of Highlands Bankshares, Inc.
                   ------------------------------------------



                Name of Subsidiary                      State of Incorporation
                ------------------                      ----------------------

Highlands Union Bank                                          Virginia

        -- Highlands Union Insurance Services, Inc.           Virginia

        -- Highlands Union Financial Services, Inc.           Virginia

Highlands Capital Trust I                                     Delaware